EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65752) of Vialta, Inc. of our report dated January 28, 2002, relating to the financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

San Jose, California

March 26, 2002